Exhibit 10.1

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this 24th day of February 2016 (the “Effective Date”) by and between 91 HARTWELL AVENUE TRUST (“Landlord”) and INOTEK PHARMACEUTICALS CORPORATION., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated May 29, 2015 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 11,125 square feet of rentable floor area (the “Rentable Floor Area of the Initial Premises”) on the second (2nd) floor of the building (the “Building”) known as and numbered 91 Hartwell Avenue, Lexington, Massachusetts (referred to herein as the “Initial Premises”).

Landlord and Tenant have agreed to increase the size of the Initial Premises by adding thereto an additional 3,888 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “First Additional Premises”) upon the terms and conditions set forth in this First Amendment to Lease (the “First Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the First Additional Premises and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.	Effective as of the later of (i) July 1, 2016, and (ii) delivery by Landlord to Tenant of the First Additional Premises with the Landlord’s Work in the First Additional Premises (defined in Section 7 hereinbelow) having been completed (the “First Additional Premises Commencement Date”), the First Additional Premises shall constitute a part of the “Premises” (and “Tenant’s Premises”) demised to Tenant under the Lease, so that the “Premises” and “Tenant’s Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the Initial Premises and the First Additional Premises and shall contain a total of 15,013 square feet of rentable floor area. As soon as may be convenient after the First Additional Premises Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution of a written declaration in which the First Additional Premises Commencement Date shall be stated, which declaration Landlord shall prepare and promptly send to Tenant after the First Additional Commencement Date has been determined in accordance with this Section 1.

2.	It is understood and agreed that the extension option contained in Section 2.4.1 of the Lease may be exercised by Tenant with respect to (i) the Initial Premises only, (ii) the First Additional Premises only or (iii) to the Initial Premises and First Additional Premises collectively, upon all of the same terms and conditions set forth in said Section 2.4.1 except that Tenant shall notify Landlord in its Exercise Notice whether it elects to extend for option (i), (ii) or (iii) above.

3.	(A) Annual Fixed Rent for the Initial Premises shall continue to be payable as set forth in the Lease through the expiration of the Original Term on February 28, 2023.

(B)(i) Annual Fixed Rent for the First Additional Premises from the First Additional Premises Commencement Date through August 31, 2018 shall be payable at the annual rate of $112,752.00 (being the product of (i) $29.00 and (ii) the Rentable Floor Area of the First Additional Premises (being 3,888 square feet)). Notwithstanding the foregoing, so long as no Event of Default of Tenant exists (as defined in Section 7.1 of the Lease), Annual Fixed Rent shall not be payable by Tenant for the period from the First Additional Premises Commencement Date through the date which is ninety (90) days subsequent to the First Additional Premises Commencement Date provided, however, that (i) during such period Tenant shall be required to comply with all other terms and conditions of the Lease (as herein amended) as and at the times provided therein, and (ii) notwithstanding any other provision in this First Amendment, if the First Additional Premises Commencement Date has not occurred by July 31, 2016 then the date referenced in this sentence above as three (3) calendar months after the First Additional Premises Commencement Date shall be extended for one (1) day for each beyond July 31, 2016 until the First Additional Premises Commencement Date occurs.

(ii) Annual Fixed Rent for the First Additional Premises from September 1, 2018 through August 31, 2020 shall be payable at the annual rate of $114,696.00 (being the product of (i) $29.50 and (ii) the Rentable Floor Area of the First Additional Premises).

(iii) Annual Fixed Rent for the First Additional Premises from September 1, 2020 through August 31, 2022, shall be payable at the annual rate of $116,640.00 (being the product of (i) $30.00 and (ii) the Rentable Floor Area of the First Additional Premises).

(iv) Annual Fixed Rent for the First Additional Premises from September 1, 2022 through February 28, 2023, shall be payable at the annual rate of $118,584.00 (being the product of (i) $30.50 and (ii) the Rentable Floor Area of the First Additional Premises).

(C) Annual Fixed during the extension option period (if exercised) shall be as determined pursuant to Section 2.4.1 of the Lease, as herein amended.

4.	For the purposes of computing Tenant’s payments for operating expenses pursuant to Section 2.6 of the Lease, Tenant’s payments for real estate taxes pursuant to Section 2.7 of the Lease and Tenant payments for electricity (as determined pursuant to Sections 2.5 and 2.8 of the Lease), for the portion of the Term on and after the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 15,013 square feet including the Rentable Floor Area of the Initial Premises (being 11,125 square feet) and the Rentable Floor Area of the First Additional Premises (being 3,888 square feet). For the portion of the Lease Term prior to the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be as provided in the Lease for such purposes.

5.	For the purposes of computing Tenant’s share of Landlord’s Operating Expenses pursuant to Section 2.6 of the Lease for the First Additional Premises for the portion of the Term on and after the First Additional Premises Commencement Date, the definition of “Base Operating Expenses” contained in Section 2.6 of the Lease shall be substituted with the following:

Base Operating Expenses:	With respect to the First Additional Premises only, Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2016, (that is the period beginning on January 1, 2016 and ending on December 31, 2016).

Notwithstanding the foregoing, the definition of Base Operating Expenses with respect to the Initial Premises shall remain unchanged

6.	For the purposes of computing Tenant’s share of Landlord’s Tax Expenses pursuant to Section 2.7 of the Lease for the First Additional Premises for the portion of the Term on and after the First Additional Premises Commencement Date, the definition of “Base Taxes” contained in Section 2.1 of the Lease shall be substituted with the following:

Base Taxes:	With respect to the First Additional Premises only, Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2017, (that is, the period beginning July 1, 2016 and ending June 30, 2017).

Notwithstanding the foregoing, the definition of Base Taxes with respect to the Initial Premises shall remain unchanged.

7.	Landlord shall, at Landlord’s sole cost and expense, perform the work in the First Additional Premises described on Exhibit B attached to this First (“Landlord’s Work in the First Additional Premises”); provided, however, that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems or wiring.

Landlord shall endeavor to complete Landlord’s Work in the First Additional Premises on or before July 1, 2016, however, if Landlord shall have failed to complete Landlord’s Work in the First Additional Premises, except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant’s use of the First Additional Premises (i.e. so-called “punch list” items), on or before September 1, 2016 (the “Outside Completion Date”) (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord’s Force Majeure as defined in Section 6.1 of the Lease or any act or failure to act of Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant which interferes with Landlord’s Work in the First Additional Premises (“Tenant Delay”) without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate this First Amendment (but not the Lease) by giving notice to Landlord of Tenant’s desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, this First Amendment shall be deemed void and of no further force and effect without further liability or obligation on the part of either party under this First Amendment unless, within thirty (30) days after receipt of such notice, Landlord substantially completes Landlord’s Work in the First Additional Premises; and such right of termination of this First Amendment shall be Tenant’s sole and exclusive remedy for Landlord’s failure so to complete Landlord’s Work in the First Additional Premises within such time. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s Work in the First Additional Premises, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

8.	The Number of Parking Spaces provided to Tenant pursuant to Section 1.1 of the Lease is increased as of the First Additional Premises Commencement Date to fifty (50).

9.

(A) Landlord and Tenant acknowledge that Landlord is holding $139,000.00 as security for Tenant’s performance of its obligations under the Lease (the “Existing Security Deposit”). Tenant agrees to pay Landlord $29,000.00 (the “Additional Security Deposit”) on or before the Effective Date and Landlord shall hold the same along with the Existing Security Deposit in accordance with

Section 9.18 of the Lease as security for the performance by Tenant of all obligations on the part of the Tenant under the Lease.

(B) Upon Landlord’s receipt of the Additional Security Deposit, both references to “Sixty-Nine Thousand Five Hundred Dollars ($69,500)” in Section 9.18(C) shall be replaced with “Eighty Four Thousand Dollars ($84,000)”.

10.	(A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than The Shaffer Company (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with brokers (other than the Broker), Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment (other than the Broker); and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord shall be responsible for the payment of a brokerage commission to the Broker pursuant to a separate agreement.

11.	Landlord and Tenant acknowledge and agree that Tenant has utilized all of the Tenant Allowance provided under Section 1.4 of Exhibit B-1 attached to the Lease; accordingly, Tenant shall have no further rights under such Section 1.4 of Exhibit B-1.

12.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

13.	Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

14.	The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

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EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD: 91 HARTWELL AVENUE TRUST

/s/ Stacey Baker	/s/ David C. Provost
David C. Provost, For the Trustees of 91 Hartwell Avenue Trust, Pursuant to Written Delegation, but not individually

ATTEST:		TENANT: INOTEK PHARMACEUTICALS CORPORATION

By:	/s/Amanda M. Green	By:	/s/ Dale Ritter
	Amanda M. Green	Name: Title:	Dale Ritter Treasurer or Assistant Treasurer (Hereunto Duly Authorized)

EXHIBIT A

FIRST ADDITIONAL PREMISES

EXHIBIT B

WORK TO BE PERFORMED BY LANDLORD

IN THE FIRST ADDITIONAL PREMISES

1.	Landlord will install new ceiling tile over the existing grid. New ceiling tile will be consistent with the Initial Premises.

2.	Landlord will install new carpet consistent with the Initial Premises (if an exact match is not available, Tenant may choose from Landlord’s sample).

3.	Landlord will install new light fixtures which will also be consistent with the Initial Premises.

4.	Landlord will repaint the premise in Tenant’s choice of color(s) from Landlord’s sample.

5.	Landlord will install new window blinds and paint the sills consistent with the Initial Premises.

Above work under this Exhibit B to be performed in a good workmanlike manner.